Exhibit 5.1
April 13, 2009
SandRidge Energy, Inc.
123 Robert S. Kerr Avenue
Oklahoma City, Oklahoma 73102

RE:	Registration Statement on Form S-3
     Ladies and Gentlemen:
     We have acted as counsel for SandRidge Energy, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), relating to the registration by the Company under the Securities Act of 1933 (the “Securities Act”) of the offer and sale by certain stockholders of the Company from time to time, pursuant to Rule 415 under the Securities Act of 47,776,451 shares of common stock, par value $0.001 per share, of the Company (the “Common Shares”). We have also participated in the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement to which this opinion is an exhibit.
     In connection with the opinion expressed herein, we have examined, among other things, (i) the Certificate of Incorporation and the Amended and Restated Bylaws of the Company, (ii) the Registration Statement, (iii) the Prospectus and (iv) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Registration Statement. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinion expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.
     Based upon the foregoing, we are of the opinion that the Common Shares are duly authorized, validly issued, fully paid and non-assessable.
     The foregoing opinions are limited in all respects to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction.

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April 13, 2009 Page 2
     We hereby consent to the statements with respect to us under the heading “Legal” in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement, but we do not thereby admit that we are within the class of persons whose consent is required under the provisions of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.
Very truly yours,
/s/ Vinson & Elkins L.L.P.